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Exhibit 99.2

CERTIFICATION

        Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted) (the "Sarbanes-Oxley Act of 2002"), Edward D. Segal, the Chief Executive Officer of Metron Technology N.V. (the "Company"), and Peter V. Leigh, the Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

1.
The Company's Annual Report on Form 10-K for the year ended May 31, 2002, and to which this Certification is attached as Exhibit 99.2 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

        This certification accompanies the Periodic Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        In Witness Whereof, the undersigned have set their hands hereto as of this 14th day of August, 2002.

/s/ EDWARD D. SEGAL Edward D. Segal, Chief Executive Officer
/s/ PETER V. LEIGH Peter V. Leigh, Chief Financial Officer

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  Exhibit 99.2
CERTIFICATION